                                                                   Exhibit 10.16


                             CONSULTING AGREEMENT
                             --------------------

This Agreement by and between United Road Services, Inc. ("Company") and Mark J. Henniger ("Consultant") is entered into as of the consummation of the initial public offering of the Company.

1.   Engagement and Scope. The Company hereby engages Consultant and Consultant
     --------------------
hereby accepts the engagement upon the terms and conditions hereinafter set forth. Consultant shall consult, advise and assist the Company with respect to towing, auto transport and related opportunities and its efforts to identify, locate, evaluate, and acquire entities or their assets in these businesses. Consultant shall perform such duties in connection with this engagement as the Company or corporations affiliated with the Company may reasonably require. Consultant, along with Todd Smart, shall have the exclusive right to receive bonus compensation fees as provided in Paragraph 3c below for URSI acquisitions during the term of this Agreement in the geographic area set forth on Appendix I.

2.    Term. Subject only to the provisions for termination set forth in
      ----
Paragraph 6 below, the term of Consultant's engagement hereunder to acquire towing, auto transport and related businesses shall be for a period of three years beginning on the date hereof, which will be automatically renewed for additional one year terms thereafter unless the Company or Consultant terminates the Agreement with at least thirty (30) days advance written notice.

3.     Compensation.
       ------------
       a. The Company shall reimburse Consultant for all ordinary and necessary business expenses lawfully and reasonably incurred by Consultant in the performance of his services pursuant to this Agreement. Such expenses may include but are not necessarily limited to (i) telephone, photocopying, and facsimile charges as well as postal and courier charges incurred on behalf of the Company, (ii) economy class airfare, and (iii) reasonable hotel, meals, and automobile travel expenses exclusively incurred for the benefit of the Company. For the avoidance of doubt, all such expenses are subject to allocation if incurred in part for third parties, personal purposes, or otherwise not specifically and directly related to or exclusively incurred in furtherance of Consultant's objectives under this Agreement.

       b. All reimbursable expenses shall be appropriatly documented in reasonable detail by Consultant upon submission of any request for reimbursement, which submission shall be submitted monthly for any such expenses incurred in the prior month. All documented expenses will be


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

available and subject to review and audit from time to time upon request by the Company.

      c. In addition to the reimbursement of expenses provided for in subparagraph (a) above, the Company agrees to pay Consultant a bonus consulting fee, which shall be equal to two percent (2.0%) of the last twelve months acquired gross revenues following completion of any acquisition entered into by the Company or an affiliate of the Company resulting from the efforts and services of Consultant during the period of Consultant's engagement hereunder. To the extent that any acquisition is consummated by the company and there is a dispute between consultant and any other party or parties regarding the payment of the above-stated bonus consulting fee for such acquisition, then the Company, in its sole discretion, will allocate such bonus consulting fee between Consultant and such other party or parties to reflect the respective effort of each such party in bringing such acquisition to completion. The above-mentioned bonus consulting fees shall be distributed to Consultant within 30 days after closing.

      d. Any payment to Consultant contemplated hereunder shall be net of applicable taxes, if any, whether income, sales, or otherwise which the Company is required by law to withhold.

4.    Extent of Service. Within the scope of the engagement, Consultant shall
      -----------------
devote such time, attention and energy to the business of the Company, and corporations affiliated with the Company, as shall be reasonably required in order for Consultant to meet his objectives hereunder. The Company anticipates that Consultant's efforts hereunder on an annual basis shall result in completed acquisitions with an annual revenue goal which is mutually agreeable to Consultant and Company. Consultant shall not commit any act, or make any statement, which would be deleterious to the reputation and goodwill of the Company or corporations affiliated with the Company. Outside the scope of the engagement and excluding competitors of the Company, Consultant shall be free to undertake other unrelated activities for remuneration on behalf of third parties. A "competitor" of the Company for the purpose of this Agreement is another company, partnership, entity, or person engaged in the towing, recovery or auto transport business or providing any component aspect thereof. Activities described on Schedule 13.1 to that certain Agreement and Plan of Reorganization among the Company, Consultant and Keystone Towing, Inc. (the"Reorganization Agreement") shall not constitute a violation of this Section 4.

5.    Disclosure of Information. Consultant recognizes and acknowledges that he
      -------------------------
will have access to certain confidential information of the Company, and of corporations affiliated with the Company, and that such information




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

constitutes valuable, special, and unique property of the Company, and such other corporations. Consultant will not, during or after the term of this Agreement, disclose any of such confidential information to any person, firm, corporation, association or other entity, unless it is in the public domain or required by law, expect to authorized representatives of the Company and corporations affiliated with the Company, for any reason or purpose whatsoever, or use such information, other than in furtherance of this Agreement upon the written authorization of the Company. In the event of a breach or threatened breach by Consultant of the provisions of this paragraph, the Company, and corporations affiliated with the Company, shall be entitled to injunctive relief or other judicial restraint prohibiting Consultant from disclosing, or using, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company, and corporations affiliated with the Company, from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of damages from Consultant. The provisions of this Paragraph 5 shall survive the dissolution of termination of this Agreement.

6.    Termination.
      -----------

      a. In the event Consultant materially fails to observe or perform any of the written duties required of him under this Agreement, or otherwise violates the provisions of the Agreement, the Company may immediately terminate Consultant's engagement under this Agreement subsequent to a written notification of the material failure to perform, as per section 11, and a reasonable period of time for corrective action.

      b. Without cause, the Company may terminate Consultant upon six (6) months prior written notice by the Company. In such event, the Company shall continue to pay Consultant the compensation reflected in subparagraph 3(c) accrued prior to such termination.

      c. In the event of change in control of the Company, this Agreement shall immediately terminate, provided, however, all outstanding amounts of advance draw, bonus consulting fees, and expenses that arose prior to such change of control shall become due and payable, in addition to a severance payment equal to sixty (60) days pro-rata share of annual advance draw compensation. For the proposes of this Agreement, a "change in control" of the Company shall be deemed to have occurred if: (i) any person (other than any employee benefit plan of the Company and its subsidiaries of the Company or any person organized, appointed, or established pursuant to the terms of any such benefit plan) is or becomes the beneficial owner of securities of the Company representing at least 50% of the combined voting power of the Company's then outstanding securities, or (ii) there shall be consummated

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

(x) any consolidation, merger, share exchange or other business combination of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's capital stock would be converted into cash, securities, or other property, other than any of the foregoing events in which the holders of the Company's capital stock immediately prior to such event own not less than fifty percent (50%) of the capital stock of the surviving corporation immediately after such event, or (y) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all, or substantially all, of the consolidated assets of the Company.

      d. In the event of a termination of Consultant's engagement in accordance with the provisions of subparagraph (a) above, the Company shall have no further obligation to Consultant, other than the amount owed to Consultant under 3(a) and 3(c).

      e. In the event of a pending acquisition which has not been consummated prior to termination of Consultant's engagement by the Company in accordance with the provisions of (b) or (c) above, and the acquisition is in fact consummated no later than six (6) months after the termination of this Agreement, the obligation of the Company to pay the bonus consulting fee described in paragraph 3(c) above shall survive the termination of this Agreement. For the avoidance of doubt, after said six (6) month period, any outstanding obligation to Consultant pertaining to a pending acquisition shall terminate.

      f. Upon termination of this Agreement, for whatever reason, Consultant will promptly deliver to Company all originals and copies, whether in note, memo, or other document form or on film, video, audio, or computer tapes or discs or otherwise of confidential information of the Company and of corporations affiliated with the Company that are in Consultant's possession, custody, or control whether prepared by Consultant or others. Confidential information includes, but is not limited to, the name of any person, entity, company, or business all or any part of which is or at any time was a candidate for a potential acquisition by or joint undertaking with the Company (whether or not through the introduction or efforts of Consultant), together with all analysis and other information which Consultant or the Company has generated, received, compiled, or otherwise obtained or possesses with respect to such potential acquisition or joint undertaking.

      g. In case of a dispute there will no right of offset by Company for any fees or expenses due to Consultant referred to in section 3.

                                                                   Exhibit 10.16

7.    Limit of Engagement. This Agreement does not and shall not be construed
      -------------------
to create any partnership or agency whatsoever beyond the purposes set forth in Paragraph 1 above. Consultant acknowledges and agrees that he is an independent contractor vis-a-vis the Company and that Consultant shall not be deemed to be a partner, employee, agent, or legal representative of the Company for any purpose other than the purposes of this Agreement set forth in said Paragraph 1, nor shall Consultant have any authority or power to act for, or to undertake any obligation or responsibility on behalf of, the Company, or corporations affiliated with the Company, other than as expressly herein provided. Consultant represents and warrants that he is engaged independently in the field of business prospect qualification and the service sought by the Company under this Agreement, and conducts a business enterprise independent of the Company. Further, Consultant acknowledges and agrees that the amounts paid under Paragraph 3 hereof are in full satisfaction of all amounts due by the Company for services rendered by Consultant hereunder and the Consultant disclaims any right, title, or interest in employee benefits offered by the Company or other compensation without regard to the reclassification or other characterization of Consultant's relationship with the Company at a future point in time by any Federal, State, or local government or agency.

8.    Unauthorized Acts.
      -----------------

      a. Consultant represents and agrees with the Company that he will make no disbursement or other payment of any kind or character out of the compensation paid to him hereunder or with any other fund, or take or authorize the taking of any other action which contravenes any statute or rule, regulation, or order of any jurisdiction. Consultant further agrees to indemnify and save harmless the Company, its subsidiaries and affiliates and their directors, officers, and employees from any and all liabilities, obligations, claims, penalties, fines or losses resulting from any unauthorized or unlawful acts of Consultant (or from any violations by Consultant of any laws or regulations, whether willful or not) except to the extent such acts were undertaken at the direction of the Company. Consultant further represents and warrants that under no circumstances shall Consultant solicit or accept either directly or indirectly any form of remuneration from any third party including by not limited to any business owner or broker for or related to the performance of Consultant's service hereunder. The provisions of this Paragraph 8 shall survive the dissolution or termination of this Agreement.

      b. The Consultant agrees to disclose honestly and fully all information and documentation in his possession concerning all transactions or events relating to or affecting the Company or any affiliate of the Company as and to the extent such information or documentation (i) was acquired or

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


developed by Consultant during his engagement under this Agreement and (ii) is requested by the Company or the authorized representative thereof.

9.    Conflict of Interest.  Subject to Section 13 of the Reorganization
      --------------------
Agreement, during the term of the Agreement, Consultant agrees that he will represent the Company within the scope of the engagement and that he will not perform similar consulting services within the scope of the engagement for any competitor of the Company which services Consultant acknowledges and agrees would give rise to a serious and damaging conflict of interest; provided, however, Company may engage other consultants and Consultant may otherwise be engaged by third parties (excluding competitors) outside of the scope of Consultant's engagement hereunder.

10.   Pending Acquisitions and Geographical Noncompetition.  It is recognized
      ----------------------------------------------------
that pending acquisitions may not have been consummated prior to the expiration or termination of this Agreement. Therefore, it is mutually agreed that the parties shall identify in writing on or about the date of expiration or termination of the Agreement, all geographical areas in which such acquisitions have been actively pursued by Consultant and in which such acquisitions may be pending. Consultant agrees that, subject to Section 13 of the Reorganization Agreement, he will not consult with, represent, or be employed by any competition of the Company with respect to (i) such geographical areas (determined by county together with a buffer zone of 20 miles from the outside perimeter thereof); and (ii) any pending acquisition prior to one (1) year after the expiration or termination of the Agreement, without first obtaining the written approval of the Company. Notwithstanding the foregoing, in the event of change in control of the Company (as defined above herein), the restrictions reflected this Paragraph 10 shall be null and void.

11.  Notices. Any notice required or permitted to be given under this Agreement
     -------
shall be in writing and shall be deemed to have been given seven (7) days after deposited with the United States postal service in a postage prepaid envelope addressed, if to the Consultant, at Keystone Towing, Inc., 7817 Woodley Avenue, Van Nuys, CA 91406 and if to the Company, c/o Corporate Secretary, United Road Services, Inc., 8 Automation Lane, Albany, N.Y. 12205 or to such the address as either party shall designate by written notice to the other.

12.    Assignment. Consultant may not assign his rights or obligations
       ----------
hereunder. The rights and obligations of the Company hereunder shall insure to the benefit of, and shall be binding upon the successors and assigns of the Company.

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13.    Miscellaneous.
       -------------

       a. This Agreement shall be subject to and governed by the laws of the State of New York. The parties submit to the exclusive jurisdiction of the State and Federal Courts located in the State of New York if a lawsuit is filed by Consultant and to the exclusive jurisdiction of the State and Federal Courts located in the State of California if a lawsuit is filed by the Company.

       b. Failure to insist upon strict compliance with any provision hereof shall not be deemed a waiver of such provision or any other provision hereof.

       c. This Agreement may not be modified except by an agreement in writing executed by the parties hereto.

       d. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

       e. Consultant represents and warrants that entering into this Agreement and the performance of Consultant's services hereunder shall not be in violation of any other agreement with any third party to the best knowledge of Consultant.

       f. This Agreement supersedes all previous agreements and any written of oral addendum thereto between the Company and any of its affiliated companies and representatives and Consultant, both verbal and written.

       g. If Company breaches section 3 of this agreement, Consultant will have the right to terminate the agreement immediately, upon written notice, according to section 11, and the Company remains responsible for any



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

payment for renumeration referred to in section 3, until the date of termination.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.


"Consultant"                                   United Road Services, Inc.

    /s/ Mark J. Henninger                          /s/ Donald J. Marr
By:_______________________                     By:_______________________
   Mark J. Henninger
                                               Title: Senior Vice President and
                                                      -------------------------
                                                      Chief Financial Officer
                                                      -----------------------






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                                  APPENDIX I


     The exclusive geographical region shall consist of the following California counties:


                             Los Angeles
                             Kern
                             Ventura
                             San Bernardino
                             Riverside
                             Orange
                             San Diego
                             Imperial
                             Santa Barbara
                             San Louis Obispo


Notwithstanding the foregoing, Consultant shall not be entitled to any compensation under the Consulting Agreement for URSI transactions with any of the following entitles: McCarthy & Sons, U.S. Tow, Doug's Tugs, Bill & Wags, A&A Towing, Elite Towing, E&R Towing and Garage Inc.



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